UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2022

ADVAXIS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Deer Park Drive, Suite K-1

Monmouth Junction, NJ

(Address, including zip code, of Principal Executive Offices)

(609) 452-9813

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	OTCQX® Best Market
Preferred Share Purchase Rights	-	OTCQX® Best Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2022, Advaxis, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional investors, pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”), 1,000,000 shares of the Company’s Series D Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), at an offering price of $4.75 per share, representing a 5% original issue discount (“OID”) to the stated value of $5.00 per share, for gross proceeds of approximately $4.75 million in the aggregate for the Offering, before the deduction of the fees and offering expenses of the Company’s financial advisor. The shares of Series D Preferred Stock will be convertible, at a conversion price of $0.25 per share (subject in certain circumstances to adjustments), into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The closing of the Offering is expected to occur on January 31, 2022.

The Company intends to call a special meeting of stockholders to consider an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), to effect a reverse stock split of the outstanding shares of common stock (“Common Stock”) by a ratio to be determined by the Board of Directors of the Company within a range to be specified in the proposal put to the stockholders for approval of the Amendment (the “Reverse Stock Split”). The Investors have agreed in the Purchase Agreement to not transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of the shares of the Series D Preferred Stock until the Reverse Stock Split and to vote the shares of the Series D Preferred Stock purchased in the Offering in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) are voted on the Reverse Stock Split and the Amendment. The Amendment requires the approval of the majority of the votes associated with our outstanding stock entitled to vote on the proposal. Since the Series D Preferred Stock will mirror only votes cast, abstentions or broker non-votes by common stockholders, which would ordinarily have the effect of a no vote, will not have any effect on the outcome of the vote.

Pursuant to the Purchase Agreement, prior to the closing of the Offering, the Company will file a certificate of designation (the “Certificate of Designation”) with the Secretary of the State of Delaware designating the rights, preferences and limitations of the shares of Series D Preferred Stock. The Certificate of Designation will provide, in particular, that the Series D Preferred Stock will have no voting rights, other than the right to vote as a class on certain specified matters, except that each share of Series D Preferred Stock will have the right to cast 30,000 votes per share of Series D Preferred Stock on the Reverse Stock Split.

The holders of Series D Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to dividends actually paid, if any, on shares of Common Stock. The Series D Preferred Stock is convertible into shares of Common Stock at a rate of $0.25 per share for the Series D Preferred Stock. The conversion price can be adjusted pursuant to the Certificate of Designation for stock dividends and stock splits, subsequent rights offering, pro rata distributions of dividends or the occurrence of a fundamental transaction (as defined in the applicable Certificate of Designation). The Series D Preferred Stock can be converted at the option of the holder at any time after the Company has received stockholder approval for the Reverse Stock Split and filed the requisite Amendment with the Delaware Secretary of State’s office to effectuate the Reverse Stock Split (the “Reverse Stock Split Date”), subject to beneficial ownership limitations set forth in the applicable Certificate of Designation. In addition, on or after the Reverse Stock Split Date, and subject to the satisfaction of certain conditions, the Company can cause the holder of the Series D Preferred Stock to convert their shares of Series D Preferred Stock, subject to such beneficial ownership limitations.

Each holder of the Series D Preferred Stock shall have the right to cause the Company to redeem all or part of their shares of the Series D Preferred Stock from the earlier of receipt of stockholder approval of the reverse stock split or 90 days following the original issue date until 120 days following the original issue date, the “Redemption Date,” in cash at a redemption price equal to 105% of the stated value plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) up to, but excluding, the Redemption Date. Under certain circumstances, the commencement of the period during which the Series D Preferred Stock may be redeemed may be extended from 90 days following the original issue date to 135 days following the original issue date, in which case the Redemption Date would be extended to 165 days following the original issue date. Should such extension occur, the redemption price would be increased to an amount equal to 110% of the stated value plus an amount equal to accumulated but unpaid dividends, if any, on such shares.

The proceeds of the Offering will be held in an escrow account, along with an additional $500,000 to be deposited by the Company to cover the aggregate OID as well as the additional amount that would be necessary to fund the 105% redemption price until the expiration of the redemption period for the Series D Preferred Stock, as applicable, subject to the earlier payment to redeeming holders. Upon expiration of the redemption period, any proceeds remaining in escrow will be disbursed to the Company.

In connection with the Offering, the Company and the investors will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is required to file a registration statement with the Securities and Exchange Commission to register for resale the shares that are issued upon the conversion of shares of Series D Preferred Stock. The registration statement will be filed with the Securities and Exchange Commission on or before the 60th calendar day following the first date on which shares are issued upon the conversion of shares of Series D Preferred Stock.

In connection with the Offering, the Company agreed to pay A.G.P./Alliance Global Partners, the Company’s financial advisor, an aggregate cash fee equal to $200,000 and reimburse the financial advisor for certain expenses in an amount not to exceed $60,000, as well as non-accountable out-of-pocket expenses not to exceed $10,000.

Under the Purchase Agreement, for a period of 90 days from the date of the Purchase Agreement, the Company and its subsidiaries are prohibited from issuing entering into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents. Additionally, to the extent shares of Series D Preferred Stock are outstanding, from the closing date of the Purchase Agreement until the date that is 120 days thereafter, neither the Company nor any of its subsidiaries may issue any shares of Series D Preferred Stock or other securities having rights senior to or pari passu with the Series D Preferred Stock.

Further, from the date of the Purchase Agreement until the earlier of (A) the date of which all shares of the Series D Stock are redeemed in accordance with their terms and (B) the date that is one hundred eighty (180) days following the Reverse Stock Split Date, the Company is be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction, as defined in the Purchase Agreement. Also, until the Reverse Stock Split Date, neither the Company nor any subsidiary may make any issuance whatsoever of common stock or common stock equivalents.

The above limitations on issuances of stock under the Purchase Agreement do not apply to exempt issuances as defined in the Purchase Agreement.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement, and Certificate of Designation do not purport to be complete and are subject to, and qualified in their entirety by, forms of such documents attached as Exhibits 10.1, 10.2, and 3.8 respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreements and are subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Also on January 27, 2022, the Company filed a Certificate of Correction to the Amended and Restated Certificate of Incorporation and six separate Certificates of Correction to Certificates of Amendment of the Amended and Restated Certificate of Incorporation (collectively. the “Certificates of Correction”) correcting the articles within the Amended and Restated Certificate of Incorporation to include inadvertently omitted language concerning the power of the Board of Directors of the Company to designate, authorize and issue “blank check” preferred stock.

Copies of the Certificates of Correction are attached hereto as Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, and 3.7, and are incorporated by reference herein.

On January 27, 2022, the Board of Directors of the Company approved by unanimous written consent Amendment No. 2 to the Second Amended and Restated By-Laws (the “By-Laws Amendment”), which became effective immediately.

The Board of Directors amended Section 4 of Article I of the Second Amended and Restated By-Laws (the “By-Laws”), such that the By-Laws, as amended, provide that for the purpose of establishing a quorum at all meetings of the stockholders for the transaction of business, shares shall be counted as follows: (i) the numbers of shares of common stock that are issued and outstanding and (ii) the number of shares of preferred stock that are issued and outstanding (counting for these purposes (in respect of each share of preferred stock outstanding) the number of shares of common stock that are, or will be, issuable upon conversion of each such currently issued and outstanding share of preferred stock).

The Board of Directors also amended Section 5 of Article I of the By-Laws, such that in all matters other than the election of directors, the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote is required.

The foregoing description of the By-Laws Amendment does not purport to be complete and is qualified entirely by reference to the full text of the By-Laws Amendment, which is attached as Exhibit 3.9 hereto and is incorporated by reference herein.

Item 8.01 Other Events

The Company issued a press release announcing the Offering on January 28, 2022. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Correction to the Amended and Restated Certificate of Incorporation of Advaxis, Inc., filed with the Secretary of State of the State of Delaware on January 27, 2022
3.2	Certificate of Correction to the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Advaxis, Inc., filed with the Secretary of State of the State of Delaware on January 27, 2022
3.3	Certificate of Correction to the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Advaxis, Inc., filed with the Secretary of State of the State of Delaware on January 27, 2022
3.4	Certificate of Correction to the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Advaxis, Inc., filed with the Secretary of State of the State of Delaware on January 27, 2022
3.5	Certificate of Correction to the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Advaxis, Inc., filed with the Secretary of State of the State of Delaware on January 27, 2022
3.6	Certificate of Correction to the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Advaxis, Inc., filed with the Secretary of State of the State of Delaware on January 27, 2022
3.7	Certificate of Correction to the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Advaxis, Inc., filed with the Secretary of State of the State of Delaware on January 27, 2022
3.8	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Redeemable Preferred Stock
3.9	Amendment No. 2 to the Second Amended and Restated By-Laws of Advaxis, Inc.
10.1	Form of Securities Purchase Agreement between Advaxis, Inc. and the investors thereto, dated January 27, 2022
10.2	Form of Registration Rights Agreement by and among Advaxis, Inc. and the investors named therein
99.1	Press Release of Advaxis, Inc. dated January 28, 2022 announcing the pricing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

Date: January 28, 2022	By:	/s/ Kenneth A. Berlin
Kenneth A. Berlin
President, Chief Executive Officer
and Interim Chief Financial Officer